Exhibit 99.1

Strength in Commercial Business, Led by Growth in Enterprise Technology, Drives Solid Dell Revenue Increase and Cash Flow in Fourth Quarter

  Revenue, product shipments and operating income up at double-digit rates year over year
  Cash flow from operations totals $1.3 billion for the quarter, $3.9 billion for the year
  EPS 17 cents per share on a GAAP basis, 28 cents non-GAAP

ROUND ROCK, Texas--(BUSINESS WIRE)--February 18, 2010--Commercial customers attracted to Dell’s powerful and practical technology, especially enterprise IT solutions, helped account for the company’s solid fiscal fourth-quarter revenue growth and strong cash flow from operations.

Fiscal-Year 2010 Fourth-Quarter Highlights

  Total revenue in the quarter ended Jan. 29 was $14.9 billion, an 11-percent increase from a year ago and a 16-percent sequential gain. Revenue improved in all of Dell’s business segments as the company consolidated results from the former Perot Systems for the first time.
  Cash flow from operations was $1.3 billion for the quarter, $3.9 billion for the full fiscal year. Dell ended the quarter in which it completed the acquisition of Perot Systems with $11.8 billion in cash and investments.
  Product shipments increased 16 percent (11 percent sequentially), led by an 18-percent rise in Dell’s Small and Medium Business unit and a 29-percent increase in Consumer. Notebook shipments were up 32 percent year-over-year.
	Fourth Quarter			Fiscal Year
(in millions, except share data)	FY10	FY09	Change	FY10	FY09	Change
Revenue	$14,900	$13,428	11%	$52,902	$61,101	(13%)

Operating Income (GAAP)	$510	$457	12%	$2,172	$3,190	(32%)
Net Income (GAAP)	$334	$351	(5%)	$1,433	$2,478	(42%)
EPS (GAAP)	$0.17	$0.18	(6%)	$0.73	$1.25	(42%)

Operating Income (non-GAAP)	$798	$721	11%	$2,974	$3,681	(19%)
Net Income (non-GAAP)	$544	$554	(2%)	$2,054	$2,852	(28%)
EPS (non-GAAP)	$0.28	$0.29	(3%)	$1.05	$1.44	(27%)

Information about Dell’s use of non-GAAP financial information is provided under “Non-GAAP Financial Measures” below. Non-GAAP financial information excludes costs related primarily to the amortization of purchased intangibles, severance and facility-action costs, and acquisition-related charges. All comparisons in this press release are year over year unless otherwise noted.

Results

  GAAP gross margin was 16.6 percent of revenue. Non-GAAP gross margin was 17.4 percent of revenue, pressured by seasonal strength in consumer demand, which has lower margins.
  GAAP operating expenses were 13.2 percent of revenue. Non-GAAP operating expenses were 12.1 percent of revenue, or $1.8 billion, compared with 12.8 percent a year ago, the result of continued sharp attention to cost structure and operational execution.
  GAAP operating income was $510 million, or 3.4 percent of revenue. Non-GAAP operating income increased 11 percent to $798 million, or 5.4 percent of revenue.

Strategic Progress:

  Dell delivers comprehensive, easy-to-configure, end-to-end solutions comprising state-of-the-art servers, storage systems, networking products, software and management tools. Dell’s approach is distinctly different from those of other companies, whose often proprietary, closed technology is more likely to benefit the supplier than the customer.
  Dell’s open, capable and affordable enterprise solutions produced a 26-percent increase in server revenue in the quarter. The company’s easy-to-deploy and easy-to-manage EqualLogic storage solutions continue to be well received by customers, with revenue from that line up 44 percent. Overall storage revenue was down from a year ago, but up 18 percent sequentially, as the company emphasizes higher-value storage technology.
  Company revenue from services increased 51 percent, mostly because of new capabilities associated with the Q4 acquisition of Perot Systems. The expanded Dell Services is providing a streamlined range of practical solutions that enable customers to get more out of their IT investments. Dell services and solutions are tailored to make them relevant for businesses and organizations of all sizes.
  Total revenue from commercial customers grew 11 percent (13 percent sequentially) as all segments saw improving demand. Sales of enterprise systems were up 17 percent sequentially.
  Combined sales in rapidly growing economies were up strongly. In the BRIC countries (Brazil, Russia, India and China), revenue increased 72 percent—81 percent in China, led by SMB and Large Enterprise.

Business Units:

  Large Enterprise revenue was $4.2 billion, up 8 percent (23 percent sequentially). Operating income for the quarter was $281 million, an 8-percent improvement. Operating income as a percent of revenue was up 1.6 points sequentially.
  Public revenue was $3.8 billion, an increase of 16 percent—3 percent without Perot Systems. Revenue from services more than doubled, reflecting the strong standing of solutions from the former Perot Systems with government and healthcare customers. Public operating income was $333 million, up 15 percent.
  Small and Medium Business revenue was $3.3 billion, up 10 percent, driven by stronger sales of mobile products and servers. Shipments rose 18 percent. Operating income was $282 million, 18 percent higher.
  Consumer revenue was $3.5 billion, an 11-percent increase. Revenue for consumer mobility products was up 26 percent. Shipments increased 29 percent (23 percent sequentially). Operating income was $9 million. During the course of the year, Dell significantly expanded its consumer product portfolio and worldwide customer reach through retailers, contributing to FY10 product shipments that were 2 million units higher than in the previous year.

Quotes:

Michael Dell, chairman of the board and chief executive officer: “Our solutions portfolio is expanding rapidly, driven by our strong capabilities, ongoing innovation and smart acquisitions. We continue to listen to and engage closely with customers through millions of conversations and interactions each day, enabling Dell to provide more relevant, value-oriented solutions to help meet their unique needs.”

Brian Gladden, chief financial officer: “We achieved solid revenue growth in every part of our business. Our commercial units are well poised for profitable growth as demand continues to return because we’re meeting customer requirements for higher-value, higher-margin servers, storage systems and services. For the full year, we generated $3.9 billion of cash flow from operations – more than twice the amount in the prior year.”

Company Outlook:

  Dell saw demand in the important commercial business continuing to return during the fourth quarter and is cautiously optimistic that this trend will continue into fiscal-year 2011. The company is confident in its ability to deliver the right technology to commercial customers and believes its extensive and ongoing cost actions position it well for this environment of increased demand. Longer term, the company is confident it can generate growth in revenue, operating-income margin and cash flow from operations.

About Dell

Dell Inc. (NASDAQ: DELL) helps customers succeed by understanding their issues and needs and delivering innovative, high-value IT solutions. For more information, visit www.dell.com. To hear a replay of the fourth-quarter analyst call with Michael Dell, chairman and CEO, and Brian Gladden, CFO, go to www.dell.com/investors. To communicate directly with Dell, go to www.dell.com/dellshares.

Non-GAAP Financial Measures:

This press release includes information about non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share (collectively the “non-GAAP financial measures”), which are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. Dell has provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure under the heading “Reconciliation of Non-GAAP Financial Measures” and a detailed discussion of our reasons for including the non-GAAP financial measures and the limitations associated with those measures under the heading “Use of Non-GAAP Financial Measures.” Dell encourages investors to review the reconciliation and the non-GAAP discussion in conjunction with our presentation of these non-GAAP financial measures.

Special Note:

Statements in this press release that relate to future results and events (including statements about our future financial and operating performance, anticipated component costs, and future customer demand) are forward-looking statements based on Dell's current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors, including: weak global economic conditions and continuing instability in financial markets; Dell’s ability to re-establish a cost advantage over its competitors; its ability to generate substantial non-U.S. net revenue; its ability to accurately predict product, customer and geographic sales mix and seasonal sales trends; information technology and manufacturing infrastructure failures and breaches in data security; its ability to effectively manage periodic product transitions; disruptions in component or product availability; its reliance on vendors for quality products and components, including reliance on several single-source or limited-source suppliers; its ability to access the capital markets; risks relating to its internal controls; potential unfavorable outcomes of tax matters and legal proceedings, including the continuing SEC investigation into certain accounting and financial reporting matters; its acquisition of other companies; its ability to properly manage the distribution of its products and services; the success of its cost-cutting measures; effective hedging of its exposure to fluctuations in foreign currency exchange rates and interest rates; counterparty default risks; obtaining licenses to intellectual property developed by others on commercially reasonable and competitive terms; its ability to attract, retain and motivate key personnel; loss of government contracts; expiration of tax holidays or favorable tax rate structures; changing environmental laws; and the effect of armed hostilities, terrorism, natural disasters and public health issues. For a discussion of those and other factors affecting its business and prospects, see Dell’s periodic filings with the Securities and Exchange Commission. Dell assumes no obligation to update forward-looking statements.

Consolidated statements of income, financial position and cash flows follow.

Dell is a trademark of Dell Inc.

Dell disclaims any proprietary interest in the marks and names of others.

DELL INC.
Condensed Consolidated Statement of Income and Related Financial Highlights
(in millions, except per share data and percentages)
(unaudited)

	Three Months Ended			% Growth Rates
	January 29,	October 30,	January 30,
	2010(1)	2009	2009	Sequential	Yr. to Yr.

Net revenue
Products	$ 12,096	$ 10,746	$ 11,264	13%	7%
Services, including software related	2,804	2,150	2,164	30%	30%
Net revenue	14,900	12,896	13,428	16%	11%

Cost of net revenue
Products	10,501	9,269	9,704	13%	8%
Services, including software related	1,930	1,394	1,412	38%	37%
Total cost of net revenue	12,431	10,663	11,116	17%	12%

Gross margin	2,469	2,233	2,312	11%	7%

Selling, general and administrative	1,780	1,501	1,679	19%	6%
Research, development and engineering	179	155	176	16%	2%
Total operating expenses	1,959	1,656	1,855	18%	6%

Operating income	510	577	457	(12%)	12%

Interest and other, net	(41)	(63)	(3)	35%	NM
Income before income taxes	469	514	454	(9%)	3%
Income tax provision	135	177	103	(24%)	31%
Net income	$ 334	$ 337	$ 351	(1%)	(5%)

Earnings per common share:
Basic	$ 0.17	$ 0.17	$ 0.18	0%	(6%)
Diluted	$ 0.17	$ 0.17	$ 0.18	0%	(6%)

Weighted average shares outstanding:
Basic	1,957	1,956	1,944	0%	1%
Diluted	1,971	1,966	1,948	0%	1%

Percentage of Total Net Revenue:
Gross margin	16.6%	17.3%	17.2%
Selling, general and administrative	12.0%	11.6%	12.5%
Research and development	1.2%	1.2%	1.3%
Operating expenses	13.2%	12.8%	13.8%
Operating income	3.4%	4.5%	3.4%
Income before income taxes	3.2%	4.0%	3.4%
Net income	2.2%	2.6%	2.6%
Income tax rate	28.7%	34.5%	22.6%

Net Revenue by Product Category:
Mobility	$ 4,653	$ 4,191	$ 3,999	11%	16%
Desktop PCs	3,445	3,020	3,538	14%	(3%)
Software and Peripherals	2,477	2,394	2,487	3%	(0%)
Servers and Networking	1,804	1,539	1,431	17%	26%
Services(1)	1,922	1,244	1,270	55%	51%
Storage	599	508	703	18%	(15%)
Consolidated net revenue	$ 14,900	$ 12,896	$ 13,428	16%	11%

Percentage of Total Net Revenue:
Mobility	31%	32%	30%
Desktop PCs	23%	23%	26%
Software and Peripherals	17%	19%	19%
Servers and Networking	12%	12%	11%
Services(1)	13%	10%	9%
Storage	4%	4%	5%

Net Revenue by Global Segment:
Large Enterprise	$ 4,197	$ 3,403	$ 3,889	23%	8%
Public	3,820	3,695	3,287	3%	16%
Small and Medium Business	3,336	2,956	3,043	13%	10%
Consumer	3,547	2,842	3,209	25%	11%
Consolidated net revenue	$ 14,900	$ 12,896	$ 13,428	16%	11%

Percentage of Total Net Revenue:
Large Enterprise	28%	26%	29%
Public	26%	29%	24%
Small and Medium Business	22%	23%	23%
Consumer	24%	22%	24%

Consolidated Operating Income:
Large Enterprise	$ 281	$ 174	$ 259
Public	333	352	289
Small and Medium Business	282	282	239
Consumer	9	10	47
Consolidated segment operating income	905	818	834
Severance and facility actions	(86)	(123)	(134)
Broad based long-term incentives	(107)	(78)	(217)
Amortization of intangible assets	(86)	(40)	(26)
Acquisition-related	(116)	-	-
Consolidated operating income	$ 510	$ 577	$ 457

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

(1) Includes the results of Perot Systems, which was acquired on November 3, 2009, from the date of acquisition.

DELL INC.
Condensed Consolidated Statement of Income and Related Financial Highlights
(in millions, except per share data and percentages)
(unaudited)

	Fiscal Year Ended		% Growth Rates
	January 29,	January 30,
	2010(1)	2009	Yr. to Yr.

Net revenue
Products	$ 43,697	$ 52,337	(17%)
Services, including software related	9,205	8,764	5%
Net revenue	52,902	61,101	(13%)

Cost of net revenue
Products	37,534	44,670	(16%)
Services, including software related	6,107	5,474	12%
Total cost of net revenue	43,641	50,144	(13%)

Gross margin	9,261	10,957	(15%)

Selling, general and administrative	6,465	7,102	(9%)
Research, development and engineering	624	663	(6%)
In-process research and development	-	2	(100%)
Total operating expenses	7,089	7,767	(9%)

Operating income	2,172	3,190	(32%)

Interest and other, net	(148)	134	(210%)
Income before income taxes	2,024	3,324	(39%)
Income tax provision	591	846	(30%)
Net income	$ 1,433	$ 2,478	(42%)

Earnings per common share:
Basic	$ 0.73	$ 1.25	(42%)
Diluted	$ 0.73	$ 1.25	(42%)

Weighted average shares outstanding:
Basic	1,954	1,980	(1%)
Diluted	1,962	1,986	(1%)

Percentage of Total Net Revenue:
Gross margin	17.5%	17.9%
Selling, general and administrative	12.2%	11.6%
Research and development	1.2%	1.1%
Operating expenses	13.4%	12.7%
Operating income	4.1%	5.2%
Income before income taxes	3.8%	5.4%
Net income	2.7%	4.1%
Income tax rate	29.2%	25.4%

Net Revenue by Product Category:
Mobility	$ 16,610	$ 18,604	(11%)
Desktop PCs	12,947	17,364	(25%)
Software and Peripherals	9,499	10,603	(10%)
Servers and Networking	6,032	6,512	(7%)
Services(1)	5,622	5,352	5%
Storage	2,192	2,666	(18%)
Consolidated net revenue	$ 52,902	$ 61,101	(13%)

Percentage of Total Net Revenue:
Mobility	31%	30%
Desktop PCs	25%	29%
Software and Peripherals	18%	17%
Servers and Networking	11%	11%
Services(1)	11%	9%
Storage	4%	4%

Net Revenue by Global Segment:
Large Enterprise	$ 14,285	$ 18,011	(21%)
Public	14,484	15,338	(6%)
Small and Medium Business	12,079	14,892	(19%)
Consumer	12,054	12,860	(6%)
Consolidated net revenue	$ 52,902	$ 61,101	(13%)

Percentage of Total Net Revenue:
Large Enterprise	27%	30%
Public	27%	25%
Small and Medium Business	23%	24%
Consumer	23%	21%

Consolidated Operating Income:
Large Enterprise	$ 819	$ 1,158
Public	1,361	1,258
Small and Medium Business	1,040	1,273
Consumer	107	306
Consolidated segment operating income	3,327	3,995
Severance and facility actions	(481)	(282)
Broad based long-term incentives	(353)	(418)
Amortization of intangible assets	(205)	(105)
Acquisition-related	(116)	-
Consolidated operating income	$ 2,172	$ 3,190

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

(1) Includes the results of Perot Systems, which was acquired on November 3, 2009, from the date of acquisition.

DELL INC.
Condensed Consolidated Statement of Financial Position and Related Financial Highlights
(in millions, except for "Ratios")
(unaudited)

	January 29,	October 30,	January 30,
	2010	2009(2)	2009(2)
Assets:
Current assets:
Cash and cash equivalents	$ 10,635	$ 12,795	$ 8,352
Short-term investments	373	331	740
Accounts receivable, net	5,837	5,279	4,731
Financing receivables, net	2,706	2,318	1,712
Inventories, net	1,051	952	867
Other	3,643	3,196	3,749
Total current assets	24,245	24,871	20,151
Property, plant and equipment, net	2,181	1,978	2,277
Investments	781	828	454
Long-term financing receivables, net	332	311	500
Goodwill	4,074	1,748	1,737
Purchased intangible assets, net	1,694	607	724
Other non-current assets	345	682	657
Total assets	$ 33,652	$ 31,025	$ 26,500

Liabilities and Equity:
Current liabilities:
Short-term debt	$ 663	$ 351	$ 113
Accounts payable	11,373	9,947	8,309
Accrued and other	3,884	3,637	3,736
Short-term deferred services revenue	3,040	2,926	2,701
Total current liabilities	18,960	16,861	14,859
Long-term debt	3,417	3,442	1,898
Long-term deferred services revenue	3,029	3,054	3,000
Other non-current liabilities	2,605	2,643	2,472
Total liabilities	28,011	26,000	22,229
Stockholders' equity	5,641	5,025	4,271
Total liabilities and equity	$ 33,652	$ 31,025	$ 26,500

Ratios:
Days of sales outstanding (1)	38	40	35
Days supply in inventory	8	8	7
Days in accounts payable	82	84	67
Cash conversion cycle	(36)	(36)	(25)

Average total revenue/unit (approximate)	$ 1,340	$ 1,290	$ 1,410

Note: Ratios are calculated based on underlying data in thousands.

(1) Days of sales outstanding (“DSO”) is based on the ending net trade receivables and most recent quarterly revenue for each period. DSO includes the effect of product costs related to customer shipments not yet recognized as revenue that are classified in the other current assets. At January 29, 2010, October 30, 2009, and January 30, 2009, DSO and days of customer shipments not yet recognized were 35 and 3 days, 37 and 3 days, 31 and 4 days, respectively.

(2) Prior period amounts have been revised to reflect a reclassification between short-term deferred service revenue and accrued and other for FY09 and FY10.

DELL INC.
Condensed Consolidated Statements of Cash Flows
(in millions, unaudited)

	Three Months Ended		Twelve Months Ended
	January 29,	January 30,	January 29,	January 30,
	2010	2009(1)	2010	2009(1)
Cash flows from operating activities:
Net income	$ 334	$ 351	$ 1,433	$ 2,478
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	259	196	852	769
Stock-based compensation	101	217	312	418
In-process research and development charges	-	-	-	2
Effects of exchange rate changes on monetary assets and
liabilities denominated in foreign currencies	1	(2)	59	(115)
Deferred income taxes	39	(123)	6	86
Provision for doubtful accounts - including financing receivables	139	111	429	310
Other	27	15	102	32
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(204)	721	(660)	480
Financing receivables	(529)	(274)	(1,085)	(302)
Inventories	(100)	244	(183)	309
Other assets	(318)	542	(225)	(106)
Accounts payable	1,282	(1,125)	2,833	(3,117)
Deferred services revenue	101	187	135	663
Accrued and other liabilities	136	(331)	(102)	(13)
Change in cash from operating activities	1,268	729	3,906	1,894

Cash flows from investing activities:
Investments:
Purchases	(201)	(434)	(1,383)	(1,584)
Maturities and sales	231	299	1,538	2,333
Capital expenditures	(118)	(39)	(367)	(440)
Proceeds from sale of facility and land	-	-	16	44
Acquisition of business, net of cash and cash equivalents acquired	(3,610)	(11)	(3,613)	(176)
Change in cash from investing activities	(3,698)	(185)	(3,809)	177

Cash flows from financing activities:
Repurchase of common stock	-	(1)	-	(2,867)
Issuance of common stock under employee plans	2	-	2	79
Issuance of commercial paper (maturity 90 days or less), net	33	(153)	76	100
Proceeds from debt	310	-	2,058	1,519
Repayments of debt	(60)	-	(122)	(237)
Other	(2)	-	(2)	-
Change in cash from financing activities	283	(154)	2,012	(1,406)

Effect of exchange rate changes on cash and cash equivalents	(13)	52	174	(77)

Change in cash and cash equivalents	(2,160)	442	2,283	588

Cash and cash equivalents at beginning of period	12,795	7,910	8,352	7,764
Cash and cash equivalents at end of period	$ 10,635	$ 8,352	$ 10,635	$ 8,352

(1) Prior period amounts have been revised to reflect a reclassification between deferred services revenue and accrued and other liabilities.

Supplemental Non-GAAP Financial Measures

The tables on the following pages set forth, for the periods indicated, a reconciliation of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share (collectively, the “non-GAAP financial measures”) to the most comparable GAAP financial measures. These non-GAAP financial measures may not be directly comparable to similarly titled measures reported by other companies. See “Use of Non-GAAP Financial Measures” following the tables for additional information regarding Dell’s reasons for including the non-GAAP financial measures and for material limitations with respect to the usefulness of these measures.

DELL INC.
Reconciliation of Non-GAAP Financial Measures
(in millions, except per share data and percentages)
(unaudited)

	Three Months Ended			% Growth Rates
	January 29,	October 30,	January 30,
	2010	2009	2009	Sequential	Yr. to Yr.

GAAP gross margin	$ 2,469	$ 2,233	$ 2,312	11%	7%

Non-GAAP adjustments:
Amortization of intangibles	71	27	15
Severance and facility actions	55	102	103
Acquisition-related	1	-	-
Stock option accelerated vesting charges	-	-	16
Non-GAAP gross margin	$ 2,596	$ 2,362	$ 2,446	10%	6%

GAAP operating expenses	$ 1,959	$ 1,656	$ 1,855	18%	6%

Non-GAAP adjustments:
Amortization of intangibles	(15)	(13)	(11)
Severance and facility actions	(31)	(21)	(31)
Acquisition-related	(115)	-	-
Stock option accelerated vesting charges	-	-	(88)
Non-GAAP operating expenses	$ 1,798	$ 1,622	$ 1,725	11%	4%

GAAP operating income	$ 510	$ 577	$ 457	(12%)	12%

Non-GAAP adjustments:
Amortization of intangibles	86	40	26
Severance and facility actions	86	123	134
Acquisition-related	116	-	-
Stock option accelerated vesting charges	-	-	104
Non-GAAP operating income	$ 798	$ 740	$ 721	8%	11%

GAAP net income	$ 334	$ 337	$ 351	(1%)	(5%)

Non-GAAP adjustments:
Amortization of intangibles	86	40	26
Severance and facility actions	86	123	134
Acquisition-related	116	-	-
Stock option accelerated vesting charges	-	-	104
Aggregate adjustment for income taxes	(78)	(51)	(61)
Non-GAAP net Income	$ 544	$ 449	$ 554	21%	(2%)

GAAP earnings per common share - diluted	$ 0.17	$ 0.17	$ 0.18
Non-GAAP adjustments per common share - diluted	0.11	0.06	0.11
Non-GAAP earnings per common share - diluted	$ 0.28	$ 0.23	$ 0.29	22%	(3%)

GAAP Diluted WAS	1,971	1,966	1,948

Percentage of Total Net Revenue:

GAAP gross margin	16.6%	17.3%	17.2%
Non-GAAP adjustment	0.8%	1.0%	1.0%
Non-GAAP gross margin	17.4%	18.3%	18.2%

GAAP operating expenses	13.2%	12.8%	13.8%
Non-GAAP adjustment	(1.1%)	(0.2%)	(1.0%)
Non-GAAP operating expenses	12.1%	12.6%	12.8%

GAAP operating income	3.4%	4.5%	3.4%
Non-GAAP adjustment	2.0%	1.2%	2.0%
Non-GAAP operating income	5.4%	5.7%	5.4%

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

DELL INC.
Reconciliation of Non-GAAP Financial Measures
(in millions, except per share data and percentages)
(unaudited)

	Twelve Months Ended		% Growth Rates
	January 29,	January 30,
	2010	2009	Yr. to Yr.

GAAP gross margin	$ 9,261	$ 10,957	(15%)

Non-GAAP adjustments:
Amortization of intangibles	151	59
Severance and facility actions	236	146
Acquisition-related	1	-
Stock option accelerated vesting charges	-	16
Non-GAAP gross margin	$ 9,649	$ 11,178	(14%)

GAAP operating expenses	$ 7,089	$ 7,767	(9%)

Non-GAAP adjustments:
Amortization of intangibles	(54)	(46)
Severance and facility actions	(245)	(136)
Acquisition-related	(115)	-
Stock option accelerated vesting charges	-	(88)
Non-GAAP operating expenses	$ 6,675	$ 7,497	(11%)

GAAP operating income	$ 2,172	$ 3,190	(32%)

Non-GAAP adjustments:
Amortization of intangibles	205	105
Severance and facility actions	481	282
Acquisition-related	116	-
Stock option accelerated vesting charges	-	104
Non-GAAP operating Income	$ 2,974	$ 3,681	(19%)

GAAP net income	$ 1,433	$ 2,478	(42%)

Non-GAAP adjustments:
Amortization of intangibles	205	105
Severance and facility actions	481	282
Acquisition-related	116	-
Stock option accelerated vesting charges	-	104
Aggregate adjustment for income taxes	(181)	(117)
Non-GAAP net Income	$ 2,054	$ 2,852	(28%)

GAAP earnings per common share - diluted	$ 0.73	$ 1.25
Non-GAAP adjustments per common share - diluted	0.32	0.19
Non-GAAP earnings per common share - diluted	$ 1.05	$ 1.44	(27%)

GAAP diluted WAS	1,962	1,986

Percentage of Total Net Revenue:

GAAP gross margin	17.5%	17.9%
Non-GAAP adjustment	0.7%	0.4%
Non-GAAP gross margin	18.2%	18.3%

GAAP operating expenses	13.4%	12.7%
Non-GAAP adjustment	(0.8%)	(0.4%)
Non-GAAP operating expenses	12.6%	12.3%

GAAP operating income	4.1%	5.2%
Non-GAAP adjustment	1.5%	0.8%
Non-GAAP operating income	5.6%	6.0%

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

Use of Non-GAAP Financial Measures

As a result of Dell’s acquisition of Perot Systems, Dell incurred significant amounts of acquisition-related expenses and will be amortizing a significant amount of purchased intangible assets. In addition, Dell has been, for recent quarters, providing the effects of severance and facility action costs to investors to supplement GAAP financial information. Dell believes that excluding these items from Dell’s GAAP results allows Dell’s management to better understand Dell’s consolidated financial performance from period to period and in relationship to the operating results of Dell’s segments, as management does not believe that the excluded items are reflective of underlying operating performance.   The non-GAAP financial measures, as defined by Dell, represent the comparable GAAP measures adjusted to exclude acquisition expenses related to our recent acquisition of Perot  Systems, amortization of purchased intangible assets related to the Perot Systems acquisition and other prior acquisitions, severance and facility action costs, and stock option accelerated vesting charges incurred in our 2009 fiscal year.  In the future, Dell expects that it may again exclude such items and may incur expenses similar to these excluded items, including in connection to any future acquisitions.  Accordingly, the exclusion of these items and other similar items in Dell’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.  Dell believes the non-GAAP financial measures will provide investors with greater transparency with respect to the information Dell’s management uses in its financial and operational decision-making and will allow investors to review Dell’s operating results through the eyes of management.  These non-GAAP financial measures facilitate an enhanced understanding of historical results and enable more meaningful period to period comparisons.

This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross margin, operating expenses, operating income, net income, and earnings per share prepared in accordance with GAAP.

The non-GAAP financial measures for the periods indicated in the tables above reflect adjustments related to the following items:

Acquisition-related charges are expensed as incurred and consist primarily of cash compensation payments, retention payments, integration costs, bankers’ fees, legal fees, and consulting fees that are directly attributable to the acquisition of Perot Systems.  The cash compensation payments include payments that were triggered by the acquisition made to Perot Systems employees who are now employed with Dell.  Retention payments include stock-based compensation and cash incentives awarded to employees, which are recognized over the vesting period.  Integration costs include incremental business costs that are directly attributable to the acquisition of Perot Systems and that are incurred during the integration period.  These costs primarily include IT costs related to the integration of IT systems and processes, costs related to the integration of Perot Systems employees, costs related to full-time employees who are working on the integration, and consulting expenses.  Acquisition-related charges are inconsistent in amount and are significantly impacted by the timing and nature of acquisitions.  Therefore, although Dell may incur these types of expenses in connection with future acquisitions, Dell believes eliminating the expenses relating to the Perot Systems acquisition for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of Dell’s current operating performance and comparisons to Dell’s past operating performance.

Amortization of purchased intangible assets consists primarily of amortization of customer relationships, customer lists, acquired technology, trade names, and non-compete covenants purchased in connection with business acquisitions. Dell incurs charges relating to the amortization of these intangibles, and those charges are included in Dell’s GAAP financial statements. Amortization charges for Dell’s purchased intangible assets are inconsistent in amount and are significantly impacted by the timing and magnitude of Dell’s acquisitions. Consequently, Dell excludes these charges for purposes of calculating the non-GAAP financial measures to facilitate a more meaningful evaluation of Dell’s current operating performance and comparisons to Dell’s past operating performance.

Severance and facility action costs primarily relate to facilities charges including accelerated depreciation and to severance and benefits for employees terminated pursuant to actions taken as part of a comprehensive review of costs.  Management measures the performance of Dell excluding the effects of severance and facility action costs and has been, for recent quarters, providing the effects to investors to supplement GAAP financial information. Dell excludes these severance and facility action costs for purposes of calculating the non-GAAP financial measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of Dell’s current operating performance or comparisons to Dell’s past operating performance.

Certain stock-based compensation charges incurred during our 2009 fiscal year related to the accelerated vesting of unvested “out-of-the-money stock options” (options that have an exercise price greater than the current market stock price) are excluded from the non-GAAP financial measures.  Stock-based compensation costs unrelated to the accelerated vesting of out-of-the-money stock options are not excluded from the non-GAAP financial measures.  Dell excludes charges related to the accelerated vesting of out-of-the-money stock options because they do not contribute to a meaningful comparison of Dell’s past operating results to Dell’s current operating results.

The aggregate adjustment for income taxes is the estimated combined income tax effect for the adjustments mentioned above.  The tax effects are determined based on the jurisdictions where the adjustments were incurred.

There are limitations to the use of non-GAAP financial measures. Other companies, including companies in Dell’s industry, may calculate the non-GAAP financial measures differently than Dell does, limiting the usefulness of those measures for comparative purposes. In addition, items such as amortization of purchased intangible assets represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in the non-GAAP financial measures and such measures, therefore, do not reflect the full economic effect of such loss.  Lastly, items such as severance and facility action costs and acquisition expenses that are excluded from the non-GAAP financial measures can have a material impact on earnings. Dell’s management compensates for the foregoing limitations by relying primarily on Dell’s GAAP results and using non-GAAP financial measures only supplementally.  Non-GAAP financial measures are not an alternative to GAAP financial measures and should be read only in conjunction with financial information presented on a GAAP basis. Dell provides detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within the financial information included with this press release and in other written materials that include the non-GAAP financial measures, and Dell encourages investors to review the reconciliations in conjunction with the presentation of any non-GAAP financial measures.

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Dell
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